As filed with the Securities and Exchange Commission on July 17, 2014 Reg. No. 333-195333

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

─────────────────────────

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

─────────────────────────

DAVI LUXURY BRAND GROUP, INC.

(Exact name of issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	26-2463412 (I.R.S. Employer Identification No.)

9426 Dayton Way

Beverly Hills, CA 90210

(310) 288-8393

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

─────────────────────────

PARRISH MEDLEY STOCK OPTION AGREEMENT

MURRAY WILLIAMS SECURITIES ISSUANCE AGREEMENT

(Full title of the plans)

─────────────────────────

Parrish Medley, President, Chief Executive Officer

Davi Luxury Brand Group, Inc.

9426 Dayton Way

Beverly Hills, CA 90210

(310) 288-8393

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

─────────────────────────

Copy to:

Istvan Benko, Esq.

Steven P. Mehr, Esq

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067

(310) 553-4441

FAX: (310) 201-4746

_________________________

Indicate by check mark (✓) whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller reporting company
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Davi Luxury Brand Group, Inc. (the “Registrant”) is filing this post-effective amendment to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 (File No. 333-195333), filed with the Securities and Exchange Commission on April 17, 2014 (the “Registration Statement”) with respect to 2,600,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), registered for issuance under ( i) the Stock Option Agreement, dated February 28, 2013, by and between the Registrant and Parrish Medley, and (ii) the Securities Issuance Agreement, dated August 8. 2013, by and between the Registrant and Murray Williams (both agreements together referred to as the “Stock Plans”).

None of the shares registered under the Registration Statement have been sold. The Registrant desires to voluntarily deregister all of the Common Stock registered under the Registration Statement. Accordingly, the Registrant is filing this Amendment to deregister all 2,600,000 shares of Common Stock that have not yet been issued and are not subject to outstanding awards under the Stock Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, California, on this 17th day of July, 2014.

DAVI LUXURY BRAND GROUP, INC. By: /s/ Parrish Medley Parrish Medley Chief Executive Officer